As filed with the Securities and Exchange Commission on June 2, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

StoneCo Ltd.
(Exact Name of Registrant as specified in its charter)

The Cayman Islands		N/A
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
4th Floor, Harbour Place 103 South Church Street, P.O. Box 10240 Grand Cayman, KY1-1002, Cayman Islands +55 (11) 3004-9680
(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

StoneCo Ltd. Long-Term Incentive Plan

(Full title of the plans)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, New York 10168 (212) 947-7200
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Byron B. Rooney, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION

Pursuant to General Instruction E to Form S-8, StoneCo Ltd. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register additional Class A common shares, par value US$0.000079365 per share, for issuance under the StoneCo Ltd. Long-Term Incentive Plan, as amended and restated May 31, 2022. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 29, 2019 (Registration No. 333-230629), April 7, 2021 (Registration No. 333-255108) and June 7, 2021 (Registration No. 333-256860).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number
4	Amended and Restated Articles of Association of StoneCo Ltd. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1 (File No. 333-227634) filed with the Commission on October 16, 2018)
5	Opinion of Harney Westwood & Riegels, Cayman Islands counsel of StoneCo Ltd., as to the validity of the Class A Common Shares (filed herewith)
23.1	Consent of Harney Westwood & Riegels, Cayman Islands counsel of StoneCo Ltd. (included in Exhibit 5)
23.2	Consent of Ernst & Young Auditores Independentes S.S., an independent registered public accounting firm (filed herewith)
24	Powers of Attorney (included in the signature pages hereto)
99	StoneCo Ltd. Long-Term Incentive Plan, as amended and restated May 31, 2022 (filed herewith)
107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in São Paulo, Brazil, on this 2nd day of June, 2022.

StoneCo Ltd.

By:	/s/ Marcelo Bastianello Baldin
Name:	Marcelo Bastianello Baldin
Title:	Vice President, Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thiago dos Santos Piau and Marcelo Baldin as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thiago dos Santos Piau	Chief Executive Officer and Director	June 2, 2022
Thiago dos Santos Piau	(Principal Executive Officer)

/s/ Marcelo Bastianello Baldin	Vice President, Finance	June 2, 2022
Marcelo Bastianello Baldin	(Principal Financial Officer and Principal Accounting Officer)

/s/ André Street de Aguiar	Director and Chairman	June 2, 2022
André Street de Aguiar

/s/ Conrado Engel	Director and Vice Chairman	June 2, 2022
Conrado Engel

/s/ Roberto Moses Thompson Motta	Director	June 2, 2022
Roberto Moses Thompson Motta

/s/ Sílvio José Morais	Director	June 2, 2022
Sílvio José Morais

/s/ Luciana Ibiapina Lira Aguiar	Director	June 2, 2022
Luciana Ibiapina Lira Aguiar

Director
Pedro Henrique Cavallieri Franceschi

/s/ Diego Fresco Gutiérrez	Director	June 2, 2022
Diego Fresco Gutiérrez

/s/ Pedro Zinner	Director	June 2, 2022
Pedro Zinner

/s/ Mauricio Luis Luchetti	Director	June 2, 2022
Mauricio Luis Luchetti

/s/ Patricia Regina Verderesi Schindler	Director	June 2, 2022
Patricia Regina Verderesi Schindler

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Registration Statement or amendment thereto on the 2nd day of June, 2022.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.